Exhibit 10.38

SETTLEMENT AGREEMENT

SETTLEMENT AGREEMENT, effective October 27, 2007, by and between SPRINT COMMUNICATIONS COMPANY L.P., a Limited Partnership organized and existing under the laws of the State of Delaware, with its principal place of business at 6500 Sprint Parkway, Overland Park, Kansas 66251 (“Sprint”), and VONAGE HOLDINGS CORPORATION, a corporation organized and existing under the laws of the State of Delaware, with its principal place of business at 23 Main Street, Holmdel, New Jersey 07733, and VONAGE AMERICA, INC., a corporation organized and existing under the laws of the State of Delaware, with its principal place of business at 23 Main Street, Holmdel, New Jersey 07733 (jointly “Vonage”).

ARTICLE 1.0 R E C I T A L S

I.	Sprint filed a patent infringement lawsuit against Vonage (each severally a “Party” and jointly the “Parties”) in the United States District Court for the District of Kansas, Kansas Court Case No. 05-2433-JWL (the “Litigation”).

II.	Vonage is the plaintiff in the case of Digital Packet Licensing Inc. v. SBC Internet Services, Inc. et al., Case No. 4-04 CV-548-Y, pending in the United States District Court for the Northern District of Texas (the “Texas Court”), which alleged patent infringement against Sprint (“the Digital Packet Litigation”).

III.

On October 7, 2007, Sprint and Vonage entered in a binding Memorandum of Understanding agreeing, inter alia, (a) to the payment of $80 Million dollars by Vonage to Sprint; (b) agreeing to dismiss the Litigation; (c) agreeing to dismiss the Digital Packet Litigation; and (d) agreeing to enter into a Settlement Agreement in accordance with the terms of the MOU.

IV.	On October 19, 2007 Vonage paid Sprint the sum of $80 Million.

V.	On November 16, 2007, the Parties filed with the Kansas Court a joint motion for dismissal with prejudice, dismissing all claims and counterclaims in the Litigation.

VI.	On November 19, 2007, the Parties filed with the Texas Court a joint motion for dismissal with prejudice, dismissing all claims and counterclaims in the Digital Packet Litigation.

VII.	This Agreement is intended to further implement the Binding Memorandum of Understanding executed between the Parties on October 7, 2007 (“MOU”) as referenced in Paragraph 15 of the MOU.

NOW THEREFORE in consideration of the foregoing recitals and the mutual covenants and undertakings contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

ARTICLE 2.0 LICENSE FROM SPRINT TO VONAGE

2.1	Subject to the provisions of Article 7 of this Agreement, Sprint on behalf of itself and its Related Companies as of the date of this Agreement grants to Vonage and its Related Companies a nonexclusive, fully paid-up, nonrefundable, nonsublicensable, nontransferable (except as provided in this Agreement), personal license to the patents listed in Exhibit A (“Sprint Patents”) for all activities within the Field of Use in the United States of America during the Term of this Agreement. No license is granted to Vonage other than for activities within the Field of Use, as defined in Paragraph 2.3 of this Agreement. This license continues in effect in the event Sprint transfers any Sprint Patent to any third party.

2.2	The Parties acknowledge that the terms of this Settlement Agreement and license granted herein were entered into in compromise of Sprint’s claims of patent infringement against Vonage and in view of the current operational and financial condition of Vonage. The compensation to be paid Sprint hereunder does not represent the full fair market value of the Sprint Patents and does not constitute an established royalty.

2.3	Field of Use. The Field of Use shall include:

(a)	VoP services where a Vonage customer accesses Vonage’s voice over IP network over a data connection, for example, from a cable or local telecommunications provider, or directly from Vonage as a mobile virtual network operator (MVNO).

(b)	the making of network architectures by assembling equipment when such network architectures are used for Vonage’s VoP services as described in Paragraph 2.3(a) to Vonage customers.

(c)	the sale or leasing of equipment to Vonage’s customers only to the extent that the equipment is part of the necessary elements to allow Vonage’s customers to use Vonage’s VoP services as described in Paragraph 2.3(a).

2.4	Exceptions to Field of Use. Except as provided hereinabove, excluded from the Field of Use are:

(a)	The provision of VOP services from a wireless network owned by Vonage, such network including, without limitation, WiMAX, CDMA, GSM, iDEN, push-to-talk, or any other wireless carrier solution.

(b)	the making or having made equipment for providing VoP services, except insofar as equipment is specially made or configured to provide or support Vonage’s VoP services as described in Paragraph 2.3(a). No right is granted to sell equipment to any third party for any use outside the Vonage network.

(c)	any license to sell or lease any equipment, except to the extent the equipment is provided as a necessary element to allow Vonage’s customers to use Vonage’s VoP services as described in Paragraph 2.3(a).

ARTICLE 3.0 LICENSE FROM VONAGE TO SPRINT

3.1	Vonage on behalf of itself and its Related Companies grants to Sprint and its Related Companies a nonexclusive license to all of Vonage’s (and its Related Companies’) current and future patents for voice over packet (“VoP”) technology until such time as Sprint’s license to Vonage, set forth in Article 2.0, terminates. This license continues in effect in the event Vonage transfers any current and/or future patents for VoP technology to any third party.

ARTICLE 4.0 INFRINGEMENT, VALIDITY AND COVENANT NOT TO SUE

4.1	Vonage and its Related Companies agrees that it will not contest the jury verdict in the Litigation, including the jury’s findings that the asserted Sprint patents are valid.

4.2	During the term of this Agreement, Vonage and its Related Companies will not challenge or assist another in challenging the validity, enforceability, or infringement of any Sprint Patents, so long as the Sprint Patents are not asserted against Vonage and its Related Companies.

4.3	Mutual Covenants Not To Sue.

(a)

Sprint and its current Related Companies and future Subsidiaries agree not to assert claims of patent infringement against Vonage and its current Related Companies and Vonage Strategic Partners (to the extent that the Vonage Strategic Partner makes a reasonable assertion that Vonage has an indemnity obligation) for any of Vonage’s (and Vonage’s current Related Companies) current commercial business activities as of the date of this Agreement or previous commercially provided business activities. This covenant is binding on future Subsidiaries of Sprint only to the extent the Subsidiary is no larger than ten (10) percent of the market value of Sprint at the time of its acquisition by Sprint, and only to the extent the Subsidiary has not previously put Vonage on notice of infringement or otherwise initiated an infringement action against Vonage. Vonage will have the burden of showing the activities were commercially provided as of the date of this Agreement. This covenant is personal to Vonage and is non-transferable. This covenant terminates upon any Business Combination (as defined herein) involving Vonage. Nothing herein prevents Sprint or its Related Companies and future Subsidiaries from asserting claims of patent infringement against Vonage Strategic Partners for activities outside the scope of providing product and services in support of Vonage’s current or previous commercial business activities. Nothing in this Agreement shall preclude or limit Sprint’s ability to assert any claim against any carrier. This covenant shall extend to the planned use by Vonage customers of dual-mode phones for accessing Vonage’s network, as detailed in Exhibit B attached hereto. Sprint and its Related Companies reserve all rights to enforce any of its patents against any activities not within the scope of this covenant. This covenant does not apply to the patent portfolio of companies that acquire Sprint, except as it relates to Sprint’s patent portfolio just prior to the acquisition.

(b)	Vonage and its current Related Companies and future Subsidiaries agree not to assert claims of patent infringement against Sprint for any of Sprint’s current commercial business activities as of the date of this Agreement or previous commercially provided business activities. Sprint will have the burden of showing the activities were commercially provided. Vonage and its Related Companies reserve all rights to enforce any of its patents against any activities not within the scope of this covenant. Vonage agrees not to assert any other infringement action against Sprint for any of Sprint’s future business activities unless Sprint first makes a patent infringement claim against Vonage for activities not licensed or not covered by the covenant in subparagraph (a). This covenant is personal to Sprint and is non-transferable. This covenant terminates upon any Business Combination (as defined herein) involving Vonage. This covenant does not apply to the patent portfolio of companies that enter a Business Combination with Vonage, except as it relates to Vonage’s patent portfolio just prior to the corporate Business Combination.

(c)	Any legal action within the scope of the Covenants Not To Sue set forth in this Paragraph 4.3 (“Covenant Litigation”) may not be initiated during the Term of this Agreement. Subsequent to the termination of this Covenant Not To Sue, any damages or relief sought for any legal action based on patent infringement for any of Vonage’s current or previous commercial business activities will be limited to the period beginning from the termination of the Covenant Not To Sue.

ARTICLE 5.0 PAYMENTS TO SPRINT

5.1	Vonage paid Sprint $80 million as follows:

(a)	Five Million Dollars ($5,000,000.00) as a prepayment for services to be purchased from Sprint by Vonage. The services will be purchased at Sprint’s commercial rate for similarly situated customers for services that Sprint has offered for sale to similarly situated customers. These services will be requested and provided within a reasonable period of time, not to exceed 24 months from the date of execution of this Agreement.

(b)	Thirty-Five Million Dollars ($35,000,000.00) for past use of the license set forth in Article 2.0.

(c)	Forty Million Dollars ($40,000,000.00) for a fully paid-up future license, as set forth in Article 2.0.

ARTICLE 6.0 GENERAL RELEASE

6.1	Definitions.

(a)

“Related Companies” of a company are any Parents or Subsidiaries of the company at the time of the effective date of this Agreement, and any other company so designated in writing signed by Sprint and Vonage. With respect to Sprint, Related Companies specifically includes Sprint Nextel Corporation and its Subsidiaries including any company owned or controlled by Sprint Nextel Corporation either directly or indirectly by or through one or more intermediaries. With respect to Vonage, Related Companies specifically includes Vonage Holdings Corp. and its Subsidiaries including any company owned or controlled by Vonage Holdings Corp. either directly or indirectly by or through one or more intermediaries.

(b)	“Subsidiary” of a company means a corporation or other legal entity (i) the majority of whose shares or other securities entitled to vote for election of directors (or other managing authority) is controlled by such company either directly or indirectly by or through one or more intermediaries; or (ii) which does not have outstanding shares or securities but the majority of whose ownership interest representing the right to manage such corporation or other legal entity is owned and controlled by such company either directly or indirectly by or through one or more intermediaries; but any such corporation or other legal entity shall be deemed to be a Subsidiary of such company only as long as such control or ownership and control exists.

6.2	Sprint Release. Sprint, for itself and for its present Related Companies, hereby releases Vonage, its present Related Companies, and all such parties’ officers, directors, employees, agents, and attorneys from all claims, demands, and rights of action which Sprint or any of its present Related Companies may have on account of any infringement or alleged infringement of any patent issued in any country of the world by reason of any Vonage activities in the Field of Use. The parties agree to sign all necessary documents to dismiss the Litigation, as set forth in Paragraph 1.1.

6.3

Vonage Release. Vonage, for itself and for its present Related Companies, hereby releases Sprint, its present Related Companies, and all such parties’ partners, officers, directors, employees, agents, and attorneys from all claims, demands and rights of action which Vonage or any of its present Related Companies may have on account of any infringement or alleged infringement of any patent issued in any country of the world. This release also shall extend to any past infringement or alleged past infringement by Sprint’s former Subsidiaries that were spun off into Embarq Corporation on or about May 18, 2006 (“Pre-Spin Subsidiaries”) in connection with the Sprint/Nextel merger. However, this release shall only extend to past infringement or alleged past infringement by the Pre-Spin Subsidiaries occurring prior to May 18, 2006 and not to any infringement or alleged infringement by the Pre-Spin Subsidiaries or Embarq Corporation occurring after May 18, 2006.

ARTICLE 7.0 TRANSFERABILITY

7.1	Definitions.

(a)	“Sprint Patents” means all Sprint patents within its Voice over Packet Portfolio, as specifically identified in Exhibit A, and any continuations, divisionals, continuations-in-part or applications claiming priority to any of the foregoing patents.

(b)	“Identified Sprint Patents” means the 43 Sprint patents that were included with Sprint’s July 13, 2004 notice letter to Vonage, which are specifically identified in Exhibit C.

(c)

“Sprint Strategic Partner” means any cable company for whom Sprint provides VoP services or any company that makes a reasonable assertion that Sprint has an indemnity obligation. “Vonage Strategic Partner” means a vendor that provides products and services to Vonage for use in providing Vonage VOP service in the Field of Use and that makes a reasonable assertion that Vonage has an indemnity obligation.

(d)	“Licensed Count” means the number of Customers reported in Vonage’s most recent publicly reported SEC filing immediately prior to any Business Combination. If no such public filing is available or does not provide the required information, then the number of Customers shall be provided by Vonage in a certified statement signed by an authorized officer of Vonage.

(e)	“Customers” means the Lines served by Vonage or an acquiring company (as applicable) for VoP services, whether directly or indirectly. The Lines served by Vonage’s wholesale customers are counted as Lines served by Vonage when counting Customers. “Lines” means the number of telephone numbers associated with receiving VOP services for active subscribers.

(f)

“Business Combination” means a transaction or series of related transactions in which either (i) all or substantially all of the business or assets of Vonage are sold or otherwise transferred to a third party, whether by assignment, operation of law or otherwise, or (ii) Vonage undergoes a Change of Control As used herein, a “Change of Control” means a transaction or series of related transactions in which either (i) Vonage consolidates or merges with or into another Person, or (ii) any Person consolidates with, or merges with or into, Vonage, in each case unless the direct holders of voting power with respect to the election of directors or similar managing authority of Vonage immediately prior to the transaction or series of related transactions will hold, directly or indirectly, more than fifty (50%) of the voting power with respect to the election of directors or similar managing authority of the surviving entity immediately after the transaction or series of related transactions. As used herein, “Person” means an individual, trust, corporation, partnership, joint venture, limited liability company, association, unincorporated organization or other legal or governmental entity.

(f)	“Growth Rate” means the lesser of: (1) Vonage’s percentage growth rate of Customers over the immediately preceding 4 quarters prior to any Business Combination, but not less than zero growth; (2) in the event of any subsequent Business Combination, then the growth rate of the combined entity over the immediately preceding 4 quarters prior to the subsequent Business Combination; or (3) the actual growth rate of the combined entity for each year. Vonage’s Customer numbers should be obtained from Vonage’s previous publicly reported SEC filings. If no public filing is available, then the number of Customers shall be provided by Vonage in a certified statement by an officer. For example, if the annual growth rate is 20% immediately prior to any Business Combination, and the acquiring company’s growth rate after the Business Combination in year 1 is 10%, and in year 2 is 15%, and in year three is 30%, then the Growth Rate for year 1 will be 10%, for year 2 will be 15% and for year 3 will be 20%.

(g)	“Category A party” means AT&T or Verizon or any, Subsidiary, Related Company, or successor in interest to AT&T or Verizon.

(h)	“Category B party” means any company that enters a Business Combination with Vonage other than a Category A party or Category C party.

(i)	“Category C party” means an entity that enters a Business Combination with Vonage that has a number of Customers less than 10% of the number of Vonage Customers receiving services that are within the Field of Use at the time of Business Combination.

7.2	If Vonage enters into a Business Combination then:

(a)

With respect to any Business Combination with a Category A or Category B party, defined above, that party will only be licensed for the Licensed Count as adjusted by the Growth Rate. For example, if Vonage’s number of Customers at the time of the Business Combination is 2 million, then there will be 2 million licensed Customers as of the date of the Business Combination. If the Growth Rate is 10% in the first year, then the number of licensed Customers after the first year may not exceed 2.2 million Customers. Notwithstanding any other provision of this Agreement, the acquiring company is not released for any prior VoP activity and the acquiring company is not licensed for any activity beyond the scope of the license of Customers in excess of the Licensed Count as adjusted by the Growth Rate. For any subsequent transfer, substantially all the assets of all the VoP business falling in the Field of Use must be transferred. In no event may any licenses be transferred to any acquirer of Vonage through a Business Combination where Sprint has in good faith (and not as a blocking tactic) filed a patent infringement suit related to VoP technology against that party involved in the Business Combination or an affiliate or Subsidiary of that party. Upon reasonable request, unless precluded by law, and subject to confidentiality, Sprint will provide a list of cable companies for whom Sprint provides VoP services. Vonage agrees to hold in confidence and not disclose to any third party any list of cable companies provided by Sprint.

(b)	With respect to any Business Combination with Vonage by a Category A party, the acquiring company obtains a license only to the Identified Sprint Patents for the Licensed Count as adjusted by the growth rate as specified in section 7.2(a). This license will terminate if the acquiring company, or its Related Companies, or the acquirer’s or Subsidiaries or successors in interest, assert any patent against Sprint, or any Sprint Related Company, or telecommunications patent against a Sprint Strategic Partner, unless Sprint, or its Related Companies, or a Sprint Strategic Partner has first filed a patent infringement suit against the acquiring company.

(c)	With respect to any Business Combination with Vonage by a Category B party, Vonage has the right to transfer a license to the Sprint Patents for the Licensed Count plus the Growth Rate provided that the acquiring company acquires substantially all the assets or the business as a whole of Vonage in the Field of Use.

(d)	With respect to any Business Combination with Vonage by a Category C party, then the license to the Sprint Patents is fully assignable to that entity.

(e)	Any right to transfer under this Agreement is not divisible among Vonage’s Related Companies and exists only when substantially all of the assets or the business as a whole of Vonage and its Related Companies in the Field of Use are transferred. For any subsequent transfer, substantially all the assets of all the VoP business falling in the Field of Use must be transferred.

(f)	Following any Business Combination, the license terminates if the acquiring company or its related Companies, or the acquiring company’s Subsidiaries or successors in interest, assert any patent infringement claim against Sprint, or any Sprint Related Company, or a telecommunications patent infringement claim against a Sprint Strategic Partner, unless Sprint, or its related Companies, or a Sprint Strategic Partner has first filed a patent infringement suit against the company participating in the Business Combination before any public announcement of the Business Combination. In such event, Sprint may provide the party asserting the patent infringement claim with notice of termination of this license; the asserting party will have 30 days from receipt of such notice to cure by dismissing the offending portion of the suit. If the asserting party does not cure, this license will be terminated.

ARTICLE 8.0 PUBLICITY

8.1	After the execution of this Agreement, no statement may be made by either party about this Agreement or the settlement of the Litigation other than to state that Vonage is licensed under the VOP patents.

ARTICLE 9.0 MOST-FAVORED NATION

9.1	Vonage entered into a settlement agreement with Verizon Services Corp. in the matter of Verizon Servs. Corp. v. Vonage Holdings Corp. et al., Case No. 06-0682, in the United States District Court for the Eastern District of Virginia (the “Verizon Agreement”). Sprint, at its option, may elect to accept the terms and conditions of the Verizon Agreement (as those terms and conditions are reasonably conformed to Sprint’s circumstances) in lieu of the terms and conditions of this Agreement.

(a)	In no event shall Sprint be entitled to the financial terms of the Verizon Agreement for any funds paid to Verizon after a one-year period commencing at the execution of this Agreement.

(b)	Sprint will have twenty-one (21) days after the execution of this Agreement to make its election.

(c)	Sprint agrees to abide by any confidentiality obligations under the Verizon Agreement.

(d)	This provision will not apply to the extent that there are objective material adverse changes in the legal situation in the Verizon matter, e.g., if a stay of an injunction is lifted that would prevent Vonage from adding new Customers. This provision applies only to material adverse changes and not changes such as evidentiary rulings.

ARTICLE 10.0 MARKING

10.1	For any patent licenses granted by Sprint to Vonage, Vonage and its Related Companies shall reasonably consider any request to mark the packaging of any physical equipment provided to Vonage’s customers for use with Vonage’s VoP services, as reasonably requested in writing by Sprint that specifies the patents to be included in any such marking along with sufficient basis for such marking. The Parties agree that any alleged breach of this paragraph shall have no impact or effect on the remaining terms, duties and obligations under this Agreement. The Parties further agree that no injunctive relief and no money damages shall be awarded for any claim of breach of this paragraph.

10.2	For any patent licenses granted by Vonage to Sprint, Vonage and its Related Companies shall reasonably consider any request to mark the packaging of any physical equipment provided to Sprint’s customers for use with Sprint’s VoP services, as reasonably requested in writing by Vonage that specifies the patents to be included in any such marking along with sufficient basis for such marking. The Parties agree that any alleged breach of this paragraph shall have no impact or effect on the remaining terms, duties and obligations under this Agreement. The Parties further agree that no injunctive relief and no money damages shall be awarded for any claim of breach of this paragraph.

ARTICLE 11.0 MEDIATION AND ARBITRATION

11.1	Except as may be stated otherwise above, no issue as to the validity, enforceability, or infringement of any of the patents subject to this Agreement, or the scope of any of the claims of the such patents, shall be subject to arbitration under this Agreement unless otherwise agreed by the parties in writing.

11.2	Except for those issues and/or disputes described in Paragraph 11.1, any dispute between the Parties concerning the interpretation, construction or application of any terms, covenants or conditions of this Agreement shall be referred to Hesha Abrams, Esq., of Abrams Mediation & Negotiation, Inc., 7616 Burns Run, Suite 180, Dallas, Texas 75248-2322, for non-binding mediation in an attempt to resolve the matter. In the event the dispute is not resolved in non-binding mediation, the parties agree that all disputes hereunder, except for those issues and/or disputes described in Paragraph 11.1, will be submitted to binding arbitration in the manner described in subparagraphs (a) through (e) below. The mediator will select the locale of the arbitration proceeding, unless otherwise mutually agreed by the parties.

(a)	Arbitration under Paragraph 11.2 shall be in accordance with the Center for Public Resources (CPR) Rules for Non-Administered Arbitration of Patent and Trade Secret Disputes or Rules for Non-Administered Arbitration of Business Disputes, as appropriate, in effect at the time of execution of this Agreement. Any other choice of law clause to the contrary in this Agreement notwithstanding, the arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. Section 1-16.

(b)

Either party may notify CPR to begin the arbitration process. The arbitration process shall be scheduled within 30 days of such notice and a hearing set no longer than 90 days thereafter. The arbitration panel will consist of three qualified arbitrators, one selected by Vonage, one selected by Sprint, and the third selected by CPR. The arbitrators shall issue a final award within 15 days of the conclusion of the hearing. The award (i) shall be limited to a holding of or against a party and affording such remedy as is within the scope of this Agreement, and (ii) shall be accompanied by a brief statement (not to exceed ten (10) pages) of the reasoning on which the award rests.

(c)	The requirement for arbitration shall not be deemed a waiver of any right of termination under this Agreement and the arbitrator is not empowered to act or make any award other than based solely on the rights and obligations of the parties as reflected in this Agreement prior to any such termination.

(d)	The arbitrators shall not have authority to award punitive or other damages in excess of compensatory damages, and each party irrevocably waives any claim thereto.

(e)	The arbitrators shall award attorney fees to the prevailing party.

(f)	The decision of the arbitrators shall be final and nonappealable, and shall be enforceable in any court of competent jurisdiction.

(g)	The compensation and expenses of the mediator and/or arbitrators shall be borne equally by the Parties.

ARTICLE 12.0 GENERAL PROVISIONS

12.1.

The Term of this Agreement will begin upon its effective date and continue until May 5, 2014, at which time this Agreement and all licenses granted herein will terminate. Thereafter, within sixty (60) days of any assertion of a previously licensed patent against either Sprint or its Related Companies or Vonage or its Related Companies, the receiving party may request an extension or license of a patent licensed under this Agreement, and the asserting party shall offer commercially reasonable terms substantially the same as those offered to similarly situated companies.

12.2	The consideration provided by Sprint and received by Vonage hereunder represents full and fair consideration for the consideration paid to Sprint under this Agreement. The consideration paid by the parties is, and is intended to be, paid contemporaneous with the consideration received by each party. In the event that Vonage, any trustee, receiver, or any other party acting on Vonage’s behalf or on behalf of its estate, recovers or seeks to recover any or all of the payments made or other consideration provided to Sprint under this Agreement for any reason, including without limitation, based upon claims arising under 11 U.S.C. 544 - 550, all rights, duties and obligations arising under the license agreement granted pursuant to this Agreement, including, without limitation, the Parties’ mutual covenants and releases, shall be immediately terminated without any further action, condition or notice from or to any party.

12.3	Kansas law shall control any dispute between the parties regarding this Agreement. A party may only file an action after exhaustion of the dispute resolution process set forth in Article 11.0, provided that any such action shall be filed in the United States District Court for the District of Kansas.

12.4	Nothing herein contained shall be deemed to create or give rise to an agency, joint venture or partnership relationship or any confidential or fiduciary relationship between the Parties.

12.5	Nothing in this Settlement Agreement is intended to be or shall be deemed or construed to be, a release of any person, firm or corporation not a Party, nor is any person, firm or corporation intended to be a third party beneficiary of any part of this Settlement Agreement unless specifically set forth in Articles 6.2 and 6.3 or Article 7.

12.6	As of the effective date hereof, this Settlement Agreement supersedes all previous oral and written agreements between the parties and constitutes the only and entire understanding to exist between the parties with respect to the subject matter of this Settlement Agreement. This Settlement Agreement may be amended only by an instrument in writing executed by both parties to this Settlement Agreement or their successors or assigns.

12.7	All matters affecting the interpretation, form, validity or performance of this Settlement Agreement shall be construed in accordance with the laws of the State of Kansas as if the Settlement Agreement were signed in Kansas and notwithstanding any conflicts of law rule of Kansas which may refer resolution to any other jurisdiction; provided however, that nothing in Kansas procedural law shall be construed to alter the procedures for arbitration set forth in this Settlement Agreement and no Kansas laws or rules relating to arbitration shall be applicable.

12.8

Should any part or provision of this Agreement be held unenforceable or in conflict with the applicable laws or regulations of any jurisdiction, the invalid or unenforceable part or provision shall be replaced with a provision which accomplishes, to the extent possible, the original business purpose of such part or provision in a valid and enforceable manner, and the remainder of this Settlement Agreement shall remain binding upon the parties hereto.

12.9	The section headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

12.10	No failure or delay on the part of a party in exercising any right hereunder will operate as a waiver of, or impair, any such right. No single or partial exercise of any such right will preclude any other or further exercise thereof or the exercise of any other rights. No waiver of any such right will be deemed a waiver of any other right hereunder.

12.11	This Settlement Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

12.12	Each term of this Settlement Agreement is contractual and not merely a recital.

12.13	The parties will execute all such further and additional documents as shall be reasonable, convenient, necessary or desirable to carry out the provisions of this Settlement Agreement.

12.14	Any and all definitions set forth in this Settlement Agreement shall apply throughout the Agreement without regard to the location at which the term is introduced.

ARTICLE 13.0 REPRESENTATIONS AND WARRANTIES

Each of the Parties to this Settlement Agreement represents and warrants to, and agrees with each other Party hereto, as follows:

13.1	Any license granted in this Agreement does not, and may not be interpreted or construed to include: (1) any warranty or representation as to the validity, enforceability or scope of any patent including any licensed patented or non-patented technology, (2) any warranty or representation that any activity under any technology licensed is or will be free from infringement of others or other intangible rights of third parties, (3) any requirement to file any patent application, secure or maintain any patent or other intellectual property, (4) any obligation to furnish any technical or support information, (5) any license or right by implication or estoppel, or (6) any warranty regarding implementations of any patent including patented or non-patented technology as with respect to merchantability use, or fitness for any particular purpose. IT IS EXPRESSLY UNDERSTOOD THAT THE LICENSES ARE BEING PROVIDED “AS IS” AND WITHOUT WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, THE WARRANTIES OR MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE OR WARRANTIES AGAINST INFRINGEMENT.

13.2	Each Party has received independent legal advice from its attorneys with respect to the advisability of making the settlement provided for herein, and with respect to the advisability of executing this Agreement.

13.3	No Party has made any statement or representation to any other Party regarding any fact relied upon in entering into this Settlement Agreement, and each Party does not rely upon any statement, representation or promise of any other Party in executing this Settlement Agreement, or in making the settlement provided for herein, except as expressly stated in this Settlement Agreement.

13.4	Each Party to this Settlement Agreement has made such independent investigation of the facts pertaining to this settlement and this Settlement Agreement, and of all the matters pertaining to it, as it deems necessary.

13.5	Each party or responsible officer or partner thereof has read this Settlement Agreement and understands the contents hereof. Each of the persons executing this Settlement Agreement on behalf of a respective partnership, corporation, joint venture or other entity represents he or she is empowered to do so and thereby binds such entity.

13.6	Each Party has not assigned, transferred, or granted, or purported to assign, transfer, or grant, any of the rights, claims, demands, and cause or causes of action disposed of by this Settlement Agreement.

13.7	Each Party is aware that it may hereafter discover claims or facts in addition to or different from those it now knows or believes to be true with respect to the matters related herein. Nevertheless, it is the intention of the parties to fully, finally and forever settle and release all such matters, and all claims relating to them, which do now exist or may have existed between them. In furtherance of such intention, the releases given herein shall be and remain in effect as full and complete mutual releases of all such matters notwithstanding the discovery or existence of any additional or different claims or facts relating to them.

13.8	Each Party has cooperated in the drafting and preparation of this Settlement Agreement. Hence, in any construction to be made of this Settlement Agreement, the same shall not be construed against any Party.

13.9	To the extent that a dispute arises as to whether a patent should have been identified in Exhibit A, the Parties agree to mediate the dispute in accordance with Section 11.2 of this Agreement.

IN WITNESS WHEREOF, the respective Parties hereto have caused this Settlement Agreement to be executed in several counterparts, each one of which shall be considered as an original, and all of which shall constitute one and the same instrument, by their duly authorized representatives, as of the day and year first written above.

VONAGE HOLDINGS CORP.		SPRINT COMMUNICATIONS COMPANY L.P.

By:	/s/ Sharon O’Leary	By:	/s/ Harley Ball
	Authorized Signature		Authorized Signature

Date:	12/28/07	Date:	12/28/2007

Name and Title:	EVP & Chief Legal Officer	Name and Title:	Harley Ball, V.P. Intellectual Property
	(please type or print)		(please type or print)

Address:	23 Main Street	Address:	6450 Sprint Pkway

City, State, Zip:	Holmdel, NJ 07733	City, State, Zip:	Overland Park, KS 66251

VONAGE AMERICA, INC.

By:	/s/ Sharon O’Leary
Authorized Signature

Date:	12/28/07

Name and Title:	Director
(please type or print)

Address:	23 Main Street

City, State, Zip:	Holmdel, NJ 07733

THIS AGREEMENT DOES NOT BIND OR OBLIGATE EITHER PARTY IN ANY MANNER UNLESS DULY EXECUTED BY AUTHORIZED REPRESENTATIVES OF BOTH PARTIES.

EXHIBIT “A”

The Sprint Patents include:

5,825,780	6,577,626	6,785,282
6,643,282	6,249,529	6,895,088
6,185,219	6,178,170	6,563,918
6,304,572	6,018,525	6,483,837
6,366,586	5,920,562	6,470,019
6,208,660	6,115,380	6,546,022
6,192,052	6,014,378	6,496,512
6,212,193	6,023,474	6,888,833
6,104,718	5,940,393	6,597,701
6,108,341	6,704,327	6,621,815
6,463,052	6,002,689	6,816,497
6,201,812	6,535,483	6,724,765
6,424,652	6,330,224	6,747,975
6,633,561	6,349,100	6,744,770
6,452,932	6,501,759	6,763,027
6,181,703	6,795,440	6,850,534
6,026,091	6,272,142	6,888,820
5,991,301	6,304,580	6,160,871
6,473,429	6,147,994	6,560,226
6,563,828	6,262,992	6,535,599
6,452,928	6,697,340	6,714,217
6,343,084	6,931,008	6,704,314
6,449,280	6,639,912	6,785,377
6,674,759	6,470,009	6,529,595
6,480,493	6,904,060	6,351,521
6,690,656	6,999,463	6,836,542
7,085,362	6,667,982	7,239,644
6,529,514	6,690,674	7,203,199
6,298,064	6,788,693	7,103,068
6,665,294	6,031,840	7,106,750
6,430,195	6,137,800	7,099,343
6,683,878	6,067,299	7,079,530
6,631,133	6,314,103
6,172,977	6,982,950
6,560,241	6,411,624
6,081,529	6,885,671
5,703,876	6,470,018
6,327,270	6,574,222
5,926,482	6,674,729
6,081,525	7,079,534

6,421,344	6,961,339
6,687,244	6,922,409

EXHIBIT “B”

Vonage’s dual mode phones operate in both wireless (for example WiFi) and cellular mode (for example GSM). In the wireless mode, the dual mode phones serve as a SIP endpoint and communicates data through the internet over a wireless internet interface (wireless internet gateway). The dual mode phones accesses the Vonage network through the wireless internet interface and the internet. In the cellular mode the dual mode phones communicate data with a Vonage Gateway over a cellular network. The Vonage Gateway is an interface to the internet and can serve as s SIP endpoint for establishing a call. The Vonage dual mode phones can perform seamless handoffs between one mode and the other mode based on predetermined threshold characteristics.

EXHIBIT C

The “Identified Sprint Patents,” as identified in Sprint’s July 13, 2004 notice letter to Vonage, are:

5,825,780	6,249,529	6,366,586	6,560,226	6,667,982
6,023,474	6,262,992	6,411,624	6,563,828	6,674,759
6,104,718	6,272,142	6,424,652	6,563,918	6,687,244
6,108,341	6,298,064	6,449,280	6,597,701	6,690,656
6,160,871	6,304,572	6,452,932	6,631,133	6,690,674
6,172,977	6,304,580	6,463,052	6,633,561	6,697,340
6,181,703	6,330,224	6,470,009	6,639,912	6,704,327
6,185,219	6,343,084	6,473,429	6,643,282
6,201,812	6,351,521	6,496,512	6,665,294